UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 16, 2008
Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	0-225833	23-2874370
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

506 Prudential Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
(215) 674-5100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On December 16, 2008, Orbit/FR, Inc. (the “Company”) entered into an employment agreement with its President and Chief Executive Officer, Per Iverson (the “Employment Agreement”). The Employment Agreement, which is retroactively effective as of June 2, 2008, and has an indefinite term, provides for annual compensation to Mr. Iverson in the amount of $150,000, in addition to any bonus payments Mr. Iverson may be eligible for in connection with his satisfaction of certain performance objectives determined by our Board of Directors. In addition, the Employment Agreement obligates Mr. Iverson to comply with certain confidentiality and non-compete requirements.
          The Employment Agreement also provided that the Company will pay certain relocation expenses, in an amount not exceeding $85,000, associated with Mr. Iverson’s relocation to the Greater Philadelphia area, including providing a customary employer-sponsored guaranteed home purchase agreement at fair market value (as appraised by a third party) in the event that Mr. Iverson is unable to sell his previous home in Atlanta, Georgia.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbit/FR, Inc.
Date: December 22, 2008	By:	/s/ Relland Winand
		Name:	Relland Winand
		Title:	Chief Financial Officer